FUND LISTING

                                       TO

                            THE CUSTODIAN AGREEMENT

                                    BETWEEN

                  PICTET FUNDS ON BEHALF OF EACH OF ITS SERIES

                                      and

                         BROWN BROTHERS HARRIMAN & CO.

                              Dated as of 9/10/01


the following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 11/23/00 "the Agreement":

                          PICTET EASTERN EUROPEAN FUND

                          PICTET EUROPEAN EQUITY FUND

                      PICTET GLOBAL EMERGING MARKETS FUND

                            PICTET GLOBAL WATER FUND

                        PICTET INTERNATIONAL EQUITY FUND

                   PICTET INTERNATIONAL SMALL COMPANIES FUND

IN WITNESS WHEREOF, each of the parties hereto has caused this FUND LISTING to be executed in its name and on behalf of each such Fund/Portfolio.



PICTET FUNDS ON BEHALF OF               BROWN BROTHERS HARRIMAN & CO.
EACH OF ITS SERIES

BY:                                     BY:
   -------------------------               ---------------------------
NAME:                                   NAME:
TITLE:                                  TITLE: